Exhibit 99.1

Mobix Labs, Inc. Announces First Quarter 2025 Financial Results

February 18, 2025

~ Revenue Growth and Margin Expansion Highlight a Strong Start to the Year ~

IRVINE, Calif.—(BUSINESS WIRE)—Feb. 18, 2025— Mobix Labs, Inc. (Nasdaq: MOBX) (“Mobix Labs” or the “Company”), a leading provider of advanced connectivity solutions, today announced financial results for the first quarter of fiscal 2025, which ended December 31, 2024.

“We are pleased with our strong start to fiscal 2025, demonstrating continued revenue growth,” said Fabian Battaglia, CEO of Mobix Labs. “Our strategic acquisitions and expanding product portfolio continue to drive demand across key sectors, positioning us well for sustained growth.”

Battaglia further commented “our revenue growth increased 11-fold compared to the same fiscal quarter last year, underscoring our exceptional growth trajectory. Along with our fourth consecutive quarter of reduced operating losses. We remain focused on driving financial discipline while pursuing strategic opportunities to enhance shareholder value.”

Financial Highlights for First Quarter 2025

●	Revenue: $3.17 million, exceeding guidance provided in prior earnings call;
●	Adjusted Gross Margin: $54.1%
●	Adjusted Loss from Operations: $2.5 million, an improvement of 28.9% from the prior fiscal quarter.

Recent Business Highlights

●	Successfully integrated recently acquired companies, enhancing product offerings and expanding market reach.
●	Strengthened relationships with key aerospace and defense customers through EMI and connectivity solutions.
●	Expanded research collaborations in next-generation connectivity and multi-spectral imaging applications.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP measures of financial performance, including:

●	Adjusted Gross Profit, which is defined as GAAP Gross Profit excluding amortization of acquisition-related intangible assets, inventory write-offs and stock-based compensation expense; and
●	Adjusted Loss from Operations, which is defined as GAAP Loss from Operations excluding depreciation, amortization of acquisition-related intangible assets, merger and acquisition-related expenses, inventory write-offs and stock-based compensation expense.

The Company’s management believes it is useful to consider these non-GAAP financial measures, together with the corresponding GAAP financial measures, as they provide more transparency into current business trends, exclusive of the effects of certain non-cash expenses, acquisition-related charges, and items that may not be present in comparative fiscal periods.

Management believes that, when considered together with reported GAAP financial measures, these non-GAAP financial measures are useful to investors and management in understanding the Company’s ongoing operations and operating trends and in analyzing the Company’s underlying financial performance.

These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or superior to, the comparable GAAP measures. These non-GAAP financial measures may be different from similarly titled measures used by other companies. In the future, Mobix may consider whether other items should also be excluded in calculating the non-GAAP financial measures it uses. Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Mobix Labs’ financial and operating performance. In particular, these measures facilitate comparison of our operating performance between periods and may help investors to understand better our operating results.

Internally, management uses these non-GAAP financial measures in assessing the Company’s operating results and in planning and forecasting. A reconciliation of these non-GAAP financial measures to the most comparable GAAP measure is contained in the financial tables to this press release.

Conference Call Information

Event:	Mobix Labs, Inc. First Quarter 2025 Earnings Call
Date:	Tuesday, February 18, 2025
Time:	2:00pm Pacific Time / 5:00pm Eastern Time
Webcast:	Investors at Mobix Labs
Dial-in Number:	Click here to Register for call.

Shortly after the completion of the conference call, an archived version of the webcast will be available on the Company’s investor relations website at investors.mobixlabs.com.

About Mobix Labs, Inc.

Mobix Labs designs, develops and sells components and systems for advanced wireless and wired connectivity, radio frequency (“RF”), switching and electromagnetic interference (“EMI”) filtering technologies. Our solutions are used in the consumer commercial, industrial, automotive, medical, aerospace, defense and other markets. To enhance our product portfolio, we also intend to pursue acquisitions of companies with existing revenue which can be scaled, and which possess technologies that accelerate the speed, accessibility, and efficiency of disruptive or more efficient communications solutions, and which will also allow us to expand into strategically aligned industries. Our wireless systems solutions include products for advanced RF and millimeter wave (“mmWave”) 5G communications, mmWave imaging, software defined radio and custom RF integrated circuits (“ICs”) targeting the commercial, industrial, and defense and aerospace sectors. Our interconnect products, including EMI filter inserts and filtered and non-filtered connectors, are designed for and are currently used in aerospace, military, defense and medical applications.

Mobix Labs and the logo, are among the trademarks of Mobix Labs. Other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about (i) our expectations regarding customer demand and requests for proposals as well as our ability to expand our customer base and product offerings; (ii) our financial outlook, including expectations regarding revenue growth and adjusted loss from operations; (iii) our ability to secure additional financing and any strategic initiatives, specifically with respect to synergistic product acquisitions; (iv) our expectations regarding our intent to acquire Spacecraft and any other possible acquisitions and (v) the impact of any strategic partnerships on our business, are forward-looking statements. Although Mobix Labs believes that the expectations reflected in the forward-looking statements are reasonable, Mobix Labs cannot guarantee future results, levels of activity, performance, achievements, or events and circumstances reflected in the forward-looking statements will occur. Forward- looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. As a result of a number of known and unknown risks and uncertainties, the actual results or performance of Mobix Labs may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include our ability to enter into a definitive agreement to acquire Spacecraft, as well as our ability to meet the closing conditions to acquire Spacecraft; the inability to meet future capital requirements and risks related to Mobix Labs’ ability to raise additional capital; the risk that Mobix Labs is unable to successfully commercialize its products and solutions, or experience significant delays in doing so; the risk that Mobix Labs may not be able to generate income from operations in the foreseeable future; the risks concerning Mobix Labs’ ability to continue as a going concern; the inability to maintain the listing of Mobix Labs’ securities on Nasdaq; the risk that the price of Mobix Labs’ securities may be volatile due to a variety of factors, including changes in the highly competitive industries in which Mobix Labs operates, variations in performance across competitors, changes in laws, regulations, technologies, the global supply chain, and macro- economic and social environments affecting Mobix Labs’ business and changes in the combined capital structure; the risk that Mobix Labs experiences difficulties in managing its growth and expanding operations; the risk that Mobix Labs may not be able to consummate planned strategic acquisitions, or fully realize anticipated benefits from past or future acquisitions or investments; the risk that litigation may be commenced against Mobix Labs; the risk that Mobix Labs’ patent applications may not be approved or may take longer than expected, and Mobix Labs may incur substantial costs in enforcing and protecting its intellectual property; Mobix Labs’ reliance on a limited number of customers and retaining those customers; the impact of health epidemics, such as the COVID-19 pandemic, on Mobix Labs’ business and industry and the actions Mobix Labs may take in response thereto and to other geopolitical concerns; and in some cases, forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “target,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on August 14, 2024, and in any subsequent filings with the SEC. All information provided in this press release is as of the date of this press release, and Mobix Labs undertakes no duty to update such information, except as required under applicable law.

Mobix Labs, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited, in thousands, except share and per share amounts)

	Three months ended December 31,		FY
	2024	2023	Inc (Dec) $	%

Net revenue	$3,169	$285	$2,884	1011.9%

Cost of revenue	1,482	329	1,153	350.5%
Gross profit	1,687	(44)	1,731	nm
Research and development	611	1,562	(951)	-60.9%
Selling, general and administrative	15,706	15,663	43	0.3%
Loss from operations	(14,630)	(17,269)	2,639	-15.3%
Interest expense	211	857	(646)	-75.4%
Change in fair value of earnout liability	1,940	(24,764)	26,704	-107.8%
Change in fair value of warrants	2,658	60	2,598	nm
Change in fair value of PIPE make-whole liability	-	2,904	(2,904)	-100.0%
Merger-related transaction costs expensed	-	4,009	(4,009)	-100.0%
Other non-operating losses, net	402	10	392	nm
Loss before income taxes	(19,841)	(345)	(19,496)	nm
Provision (benefit) for income taxes	(2)	(1,280)	1,278	-99.8%
Net income (loss) and comprehensive income (loss)	$(19,839)	$935	$(20,774)	nm

Net income (loss) per share of Class A and Class B Common Stock:
Basic	$(0.52)	$0.04
Diluted	$(0.52)	$0.04
Weighted-average common shares outstanding:
Basic	38,425,566	18,617,656
Diluted	38,425,566	23,316,071

Mobix Labs, Inc.

Reconciliation of Non-GAAP Financial Measures

(unaudited, in thousands)

	Three months ended December 31,
	2024	2023
Computation of Adjusted Loss from Operations:
GAAP loss from operations	$(14,630)	$(17,269)
Depreciation	123	113
Amortization of acquisition related intangible assets	471	237
Merger & acquisition- related expenses	1,646	117
Stock-based compensation expense	9,802	12,705
Adjusted loss from operations	$(2,588)	$(4,097)

	Three months ended December 31,
	2024	2023
Computation of Adjusted Gross Profit:
GAAP gross profit	$1,687	$(44)
GAAP gross margin %	53.2%	-15.4%
Amortization of acquisition-related intangible assets	11	68
Stock-based compensation expense	16	-
Adjusted Gross Profit	$1,715	$24
Adjusted Gross Margin %	54.1%	8.4%

Mobix Labs, Inc.

Condensed Consolidated Balance Sheets

(unaudited, in thousands, except share and per share amounts)

	December 31, 2024	September 30, 2024
ASSETS
Current assets
Cash	$405	$266
Accounts receivable, net	1,876	2,813
Inventory	1,242	1,725
Prepaid expenses and other current assets	301	467
Total current assets	3,824	5,271
Property and equipment, net	1,070	1,177
Intangible assets, net	14,740	15,211
Goodwill	16,066	16,066
Operating lease right-of-use assets	1,084	1,022
Other assets	487	341
Total assets	$37,271	$39,088

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$10,944	$10,833
Accrued expenses and other current liabilities	11,894	10,325
Deferred purchase consideration	2,272	2,380
Notes payable, current	723	398
Notes payable - related parties, current	2,023	1,743

Operating lease liabilities, current	583	428
Total current liabilities	28,439	26,107

Notes payable, noncurrent	71	200
Notes payable - related parties, noncurrent	802	1,082
Earnout liability	3,620	1,680
Deferred tax liability	315	320
Operating lease liabilities, noncurrent	901	1,024
Other noncurrent liabilities	6,162	3,145
Total liabilities	40,310	33,558
Stockholders’ equity (deficit)
Common stock, $0.00001 par value	-	-
Additional paid-in capital	121,257	109,987
Accumulated deficit	(124,296)	(104,457)
Total stockholders’ equity (deficit)	(3,039)	5,530
Total liabilities and stockholders’ equity (deficit)	$37,271	$39,088

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Investor Contact:

investors@mobixlabs.com

Source: Mobix Labs, Inc.